Exhibit 1

DIRECTORS AND EXECUTIVE OFFICERS OF

PEP VI INTERNATIONAL LTD.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of PEP VI International Ltd. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
Jonathan M. Nelson	Providence Equity Partners L.L.C. 50 Kennedy Plaza Providence, Rhode Island 02903	Chief Executive Officer of Providence Equity Partners L.L.C. and director of certain of its affiliated portfolio entities, including advisor to the private investment funds it has organized.	United States
Glenn M. Creamer	Providence Equity Partners L.L.C. 50 Kennedy Plaza Providence, Rhode Island 02903	Senior Managing Director of Providence Equity Partners L.L.C. and director of certain of its affiliated portfolio entities, including advisor to the private investment funds it has organized.	United States
Paul J. Salem	Providence Equity Partners L.L.C. 50 Kennedy Plaza Providence, Rhode Island 02903	Senior Managing Director of Providence Equity Partners L.L.C. and director of certain of its affiliated portfolio entities, including advisor to the private investment funds it has organized.	United States
Robert S. Hull	Providence Equity Partners L.L.C. 50 Kennedy Plaza Providence, Rhode Island 02903
Chief Financial Officer and Treasurer of Providence Equity Partners L.L.C. and director of certain of its affiliated portfolio entities, including advisor to the private investment funds it has organized.
United States

DIRECTORS AND EXECUTIVE OFFICERS OF

PROVIDENCE EQUITY PARTNERS VI INTERNATIONAL L.P.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Providence Equity Partners VI International L.P. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
N/A – Please see information under PEP VI International Ltd. above.

DIRECTORS AND EXECUTIVE OFFICERS OF

PROVIDENCE EQUITY PARTNERS GP VI INTERNATIONAL L.P.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Providence Equity Partners GP VI International L.P. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
N/A – Please see information under PEP VI International Ltd. above.

DIRECTORS AND EXECUTIVE OFFICERS OF

EGS DUTCHCO B.V.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of EGS Dutchco B.V. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
George Cobleigh	Providence Equity Partners L.L.C. 50 Kennedy Plaza Providence, Rhode Island 02903	Director of EGS Dutchco B.V.; Manager of EGS Luxco S.àr.l.; Director of Providence Equity Partners L.L.C.	United States
Sinisa Krnic	Providence Equity LLP 28 St. George Street London, England, W1S 2FA	Director of EGS Dutchco B.V.; Manager of EGS Luxco S.àr.l.; Director of Providence Equity Partners LLP	United Kingdom
Dirk Stolp	ATC Corporate Services (Netherlands) B.V., Fred Roeskestraat 123, 1076 EE Amsterdam, The Netherlands	Director of EGS Dutchco B.V.; ATC Corporate Services (Netherlands) B.V.; director of various entities as a result of his employment with ATC Corporate Services (Netherlands) B.V.	Netherlands
Edwin Martinus Paul Rijbroek	ATC Corporate Services (Netherlands) B.V., Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands	Director of EGS Dutchco B.V.; ATC Corporate Services (Netherlands) B.V.; director of various entities as a result of his employment with ATC Corporate Services (Netherlands) B.V.	Netherlands

DIRECTORS AND EXECUTIVE OFFICERS OF

EGS LUXCO S.À.R.L

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of EGS Luxco S.à.r.l. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
George Cobleigh	Please see information under EGS Dutchco B.V. above.		United States
Sinisa Krnic	Please see information under EGS Dutchco B.V. above.
Michael Kidd	31 Grand Rue, L-1661 Luxembourg	Director of EGS Luxco; holds a number of other independent director positions;	Luxembourg
Claude Larbiére	Gefco SA 6, rue N. Wester L-5836 Alzingen, Luxembourg	Manager and Finance Director of EGS Luxco S.àr.l.; Managing Director of Gefco SA; Director of various entities as a result of his employment with Gefco SA	Luxembourg

DIRECTORS AND EXECUTIVE OFFICERS OF

AYALA CORPORATION

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Ayala Corporation are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
Jaime Augusto Zobel de Ayala	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director, Chairman and CEO of Ayala Corporation	Filipino
Fernando Zobel de Ayala	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director, Vice Chairman, President and COO of Ayala Corporation	Filipino
Antonio Jose U. Periquet	Senator Gil J. Puyat Avenue cor. Makati Avenue, Makati City, Philippines	Independent Director of Ayala Corporation; Director of Development Bank of the Philippines	Filipino
Delfin L. Lazaro	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of Ayala Corporation	Filipino
Xavier P. Loinaz	c/o Bank of the Philippine Islands 19/F BPI Head Office Ayala Avenue corner Paseo de Roxas, Makati City, Philippines 1226	Independent Director of Ayala Corporation	Filipino
Ramon R. Del Rosario, Jr.	PHINMA Plaza, 39 Plaza Drive, Rockwell Center, Makati City 1200, Philippines	Independent Director of Ayala Corporation; President and CEO of Philippine Investment Management (PHINMA), Inc.	Filipino

Name	Employer & Business Address	Occupation/Position	Citizenship
Nobuya Ichiki	14F L.V. Locsin Building, 6752 Ayala Avenue cor. Makati Avenue, Makati City, Philippines	Director of Ayala Corporation; General Manager of Mitsubishi Corporation-Manila Branch	Japanese
Rufino Luis T. Manotok	c/o Honda Cars Alabang, Alabang Zapote Road, corner Investment Drive, Ayala Alabang, 1770 Muntinlupa City, Philippines	Senior Managing Director; Chairman and CEO of Ayala Automotive Holdings Corp.	Filipino
Ramon G. Opulencia	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director and Treasurer of Ayala Corporation	Filipino
Gerardo C. Ablaza, Jr.	c/o Manila Water Company, Inc. 489 Katipunan Road, Balara, 1105 Quezon City, Philippines	Senior Managing Director of Ayala Corporation; President and CEO of Manila Water Company, Inc.	Filipino
Victoria P. Garchitorena	32/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director of Ayala Corporation; President of Ayala Foundation, Inc.	Filipino
Antonino T. Aquino	c/o Ayala Land, Inc. 31/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Senior Managing Director of Ayala Corporation; President and CEO of Ayala Land, Inc.	Filipino

Name	Employer & Business Address	Occupation/Position	Citizenship
Arthur R. Tan	c/o Integrated Microelectronics, Inc. North Science Avenue, Special Export Processing Zone, Laguna Technopark, Biñan, Laguna 4024 Philippines	Senior Managing Director of Ayala Corporation; President and CEO of Integrated Microelectronics, Inc.	Filipino
Rufino F. Melo III	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director and Controller of Ayala Corporation	Filipino
Delfin C. Gonzalez, Jr.	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director and Chief Finance Officer of Ayala Corporation	Filipino
Ginaflor C. Oris	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director and Head of Corporate Finance and Asset Management of Ayala Corporation	Filipino
Alfredo I. Ayala	c/o LiveIt Investments Ltd. 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director of Ayala Corporation; President and CEO of LiveIt Investments Ltd.	Filipino
John Eric T. Francia	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director and Head of Strategic Planning of Ayala Corporation	Filipino

Name	Employer & Business Address	Occupation/Position	Citizenship
Solomon M. Hermosura	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director, Corporate Secretary, General Counsel and Compliance Officer of Ayala Corporation	Filipino
John Philip S. Orbeta	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director and Head of Corporate Resources of Ayala Corporation	Filipino

DIRECTORS AND EXECUTIVE OFFICERS OF

AZALEA INTERNATIONAL VENTURE PARTNERS LTD.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Azalea International Venture Partners Ltd. are set forth below.

Name	Employer & Business Address	Occupation/Position*	Citizenship
Delfin L. Lazaro	Please see information under Ayala Corporation above.	Director and Chairman of Azalea International Venture Partners Ltd.	Filipino
Delfin C. Gonzalez, Jr.		Director of Azalea International Venture Partners Ltd	Filipino
Gerardo C. Ablaza, Jr.		Director of Azalea International Venture Partners Ltd.	Filipino
Ginaflor C. Oris		Director of Azalea International Venture Partners Ltd.	Filipino
* In addition to positions stated in the table for Ayala Corporation

DIRECTORS AND EXECUTIVE OFFICERS OF

LIVEIT INVESTMENTS LIMITED

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Livelt Investments Limited are set forth below.

Name	Employer & Business Address	Occupation/Position*	Citizenship
Jaime Augusto Zobel de Ayala	Please see information under Ayala Corporation above.	Director and Chairman of LiveIt Investments Limited	Filipino
Fernando Zobel de Ayala		Director and Vice Chairman of LiveIt Investments Limited	Filipino
Delfin L. Lazaro		Director of LiveIt Investments Limited	Filipino
Alfredo I. Ayala		Director, President and CEO of LiveIt Investments Limited	Filipino
Gerardo C. Ablaza, Jr.		Director of LiveIt Investments Limited	Filipino
Delfin C. Gonzalez, Jr.		Director of LiveIt Investments Limited	Filipino
John Eric T. Francia		Director of LiveIt Investments Limited	Filipino
Peter D. Maquera	32/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director and Deputy CEO of LiveIt Investments Limited	Filipino
Fatima P. Agbayani	32/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Treasurer and CFO of LiveIt Investments Limited	Filipino
* In addition to positions stated in the table for Ayala Corporation

DIRECTORS AND EXECUTIVE OFFICERS OF

NEWBRIDGE INTERNATIONAL INVESTMENT LTD.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of NewBridge International Investment Ltd. are set forth below.

Name	Employer & Business Address	Occupation/Position*	Citizenship
Alfredo I. Ayala	Please see information under Ayala Corporation above.	Director of NewBridge International Investment Ltd.	Filipino
Delfin C. Gonzalez, Jr..		Director of NewBridge International Investment Ltd.	Filipino
Solomon M. Hermosura		Director and Secretary of NewBridge International Investment Ltd.	Filipino
* In addition to positions stated in the table for Ayala Corporation